Exhibit 99.1

R1 RCM to Acquire Cloudmed, Creating the Strategic Revenue Partner for Healthcare Providers

Advances Integrated Technology Strategy Through Enhanced

Revenue Intelligence and Expanded Automation Opportunity

R1 to Host Conference Call Today at 7:00 a.m. ET

MURRAY, Utah and ATLANTA, January 10, 2022 – R1 RCM Inc. (NASDAQ: RCM) (“R1”), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced that it has entered into a definitive agreement to acquire Cloudmed, a leader in Revenue Intelligence™ solutions for healthcare providers, in an all-stock transaction. The transaction values Cloudmed at approximately $4.1 billion, including $857 million of net debt, based on R1’s closing stock price on January 7, 2022.

Based in Atlanta, Georgia, Cloudmed, a New Mountain Capital portfolio company, serves more than 400 of the largest health systems in the United States, including 47 of the top 50 hospital systems. Cloudmed’s industry-leading revenue intelligence platform combines cloud-based data architecture and deep domain expertise with intelligent automation to analyze large volumes of medical records, payment data, and complex medical insurance models to identify opportunities to deliver additional revenue to customers. In 2021, Cloudmed recovered more than $1.5 billion of underpaid or unidentified revenue for customers, delivering an average client ROI of 3-5x.

“This transaction accelerates our strategy to build the most scalable, flexible, and integrated platform for the revenue cycle and consumer engagement in healthcare,” said Joe Flanagan, president and chief executive officer of R1. “Our combined solutions, including enhanced automation capabilities, will further transform the patient experience and drive continued improvement in our customers’ financial results. I look forward to working with Cloudmed’s CEO, Lee Rivas, and the entire Cloudmed team whose additive talent and expertise will help us continue to optimize outcomes for healthcare systems and create value for all our stakeholders.”

“Cloudmed solves a critical problem in the healthcare system by helping healthcare providers get paid for the services they deliver,” said Lee Rivas, chief executive officer of Cloudmed. “By combining with R1, we will be creating a best-in-class platform with market-leading capabilities to drive improved outcomes for our customers, among the leading healthcare providers in the country. R1 shares our values and focus on innovation, which is why we are so excited about joining them to drive value for healthcare providers.”

“We believe the combination of Cloudmed and R1 creates a clear market leader for technology and data powered revenue management for healthcare providers,” said Matt Holt, managing director and president, private equity of New Mountain Capital. “We are excited to support the long-term vision of the combined company to modernize the U.S. healthcare sector. We look forward to working with Joe, Lee, and the management teams to fulfill this mission.”

Strategic and Financial Benefits

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Advances Revenue Intelligence and Automation Capabilities: The combination creates a scaled leader across both end-to-end revenue cycle management and technology-driven revenue intelligence. Cloudmed brings market-leading capabilities in revenue integrity with a focus on the middle revenue cycle and the #1 KLAS rating in the Revenue Integrity/Underpayment Services Provider category in 2021. Together, R1 and Cloudmed will have enhanced offerings that unite decades of coding, charging, and reimbursement expertise to drive further client digitization through automation and AI.

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Accelerates Value Proposition and Commercial Engine to Drive Growth: This transaction will enable R1 to further its ability to deliver transformative value to healthcare providers through a more fulsome platform of differentiated capabilities. With increased commercial capacity, R1 will drive growth in modular revenue at SaaS equivalent margins. In addition, the combined company will have a diversified customer base with well-established relationships across 50 states, including 47 of the top 50 healthcare systems.

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Creates Significant Financial Benefits: The transaction is expected to be accretive to R1’s earnings per share in the first full year post-closing. R1 expects to unlock cost synergies of $85 million by the end of year three and $98 million at full run-rate, as well as significant revenue synergies over time. R1 expects to have approximately 2.7x net leverage upon closing of the transaction and anticipates strong cash flow generation post-close.

Transaction Details

Upon closing of the transaction, current R1 shareholders will own approximately 70% of the combined company on a fully diluted basis and Cloudmed equity holders will own approximately 30%. Cloudmed equity holders will enter into an 18-month lockup agreement, subject to partial early release after six months under certain circumstances.

The transaction, which has been unanimously approved by the Boards of Directors of both companies, is expected to close in the second quarter of 2022, subject to approval of the stock issuance by R1 shareholders, the effectiveness of a registration statement on Form S-4, receipt of regulatory approvals and the satisfaction of other customary closing conditions.

Joe Flanagan, CEO of R1, will serve as CEO of the combined company, and Lee Rivas, chief executive officer of Cloudmed, will serve as president of the combined company. Upon closing of the transaction, R1 will increase the size of its Board of Directors to include three new board members nominated by New Mountain Capital.

Conference Call

R1 will host a conference call today at 7:00 a.m. ET to discuss details of the transaction. To participate, please dial 888-330-2022 (646-960-0690 outside the U.S. and Canada) using conference code number 5681952. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s website at ir.r1rcm.com.

Advisors

Centerview Partners LLC acted as lead financial advisor to R1. J.P. Morgan Securities LLC also acted as a financial advisor to R1, and Kirkland & Ellis LLP acted as legal counsel. Barclays acted as financial advisor and Ropes & Gray LLP acted as legal counsel to Cloudmed. Wachtell, Lipton, Rosen & Katz and Covington & Burling LLP served as legal advisors to TowerBrook and Ascension, respectively.

About R1 RCM

R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of hospitals, health systems, and medical groups. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com.

About Cloudmed

Cloudmed partners with over 3,100 healthcare providers in the United States and recovers over $1.5 billion of underpaid or unidentified revenue for its clients annually. We are unique in our ability to utilize industry-leading expertise and the powerful CloudmedAI™ Platform to help providers boost productivity and increase revenue. Cloudmed was awarded 2021 Best In KLAS: Revenue Integrity/Underpayment Services and Robotic Process Automation. Its solution suites have HFMA Peer Review status and are HITRUST certified. For more information, visit www.cloudmed.com.

Participants in the Solicitation

R1 and its directors and executive officers may be deemed to be participants in the solicitation of proxies from R1’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be contained in the proxy statement / prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Important Information About the Transaction and Where to Find It

This press release includes information regarding the proposed transaction between R1 and Cloudmed, a leader in Revenue Intelligence™ solutions for healthcare providers. R1 intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of the Company, referred to as a proxy statement / prospectus. A proxy statement / prospectus will be sent to all shareholders of R1. R1 also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of R1 are urged to read the registration statement, the proxy statement / prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of the registration statements, the proxy statement / prospectus (when available) and all other relevant documents filed or that will be filed with the SEC by R1 through the web site maintained by the SEC at www.sec.gov. The documents filed by R1 with the SEC also may be obtained free of charge at R1’s website at https://r1rcm.com or upon written request to 434 W. Ascension Way, 6th Floor, Murray Utah 84123.

Forward-Looking Statements

This press release includes information that may constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events and relationships, plans, future growth and future performance, including, but not limited to, statements about the expected timing, completion and effects of the proposed transaction, our strategic initiatives, our capital plans, our costs, our ability to successfully implement new technologies, our future financial and operational performance, and our liquidity. statements regarding. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “target,” “contemplate,” “would,” “seek,” “see” and similar expressions or variations or negatives of these words, although not all forward-looking statements contain these identifying words. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of R1’s and Cloudmed’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, assurance, prediction or definitive statement of fact or probability. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risk and uncertainties related to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) satisfaction of the conditions precedent to the consummation of the proposed transaction, including the receipt of required regulatory and shareholder approvals; (iii) R1’s ability to timely and successfully achieve the anticipated benefits and potential synergies of the proposed transaction, and (iv) the impact of health epidemics, including the COVID-19 pandemic, on our business and any actions that we may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly reports on Form 10-Q, the registration statement on Form S-4 and the proxy statement included therein that R1 intends to file relating to the transactions described herein and any other periodic reports that we file with the SEC. The foregoing list of factors is not exhaustive. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. R1 assumes no obligation and does not intend to update these forward-looking statements, except as required by law. You are cautioned not to place undue reliance on such forward-looking statements.

Contacts

R1:

R1 RCM Inc.

Investor Relations:

Atif Rahim

312.324.5476

investorrelations@r1rcm.com

Media Relations:

Laura Kelly

312.719.3257

media@r1rcm.com

Andrew Brimmer / Andrea Rose

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

ABrimmer@joelefrank.com / arose@joelefrank.com

Cloudmed

Sarah Arvin

CMO, Cloudmed

pr@cloudmed.com

Carina Davidson / Dana Gorman

Abernathy MacGregor

(212) 371-5999

ccd@abmac.com / dtg@abmac.com